Exhibit 99.1

The Home Depot Announces Third Quarter Fiscal 2024 Results;
Updates Fiscal 2024 Guidance

ATLANTA, November 12, 2024 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $40.2 billion for the third quarter of fiscal 2024, an increase of 6.6% from the third quarter of fiscal 2023. Comparable sales for the third quarter of fiscal 2024 decreased 1.3%, and comparable sales in the U.S. decreased 1.2%.

Operating income for the third quarter of fiscal 2024 was $5.4 billion and operating margin was 13.5%, compared with operating income of $5.4 billion and an operating margin of 14.3% for the third quarter of fiscal 2023.

Adjusted(1) operating income for the third quarter of fiscal 2024 was $5.6 billion and adjusted(1) operating margin was 13.8%, compared with adjusted operating income of $5.5 billion and an adjusted operating margin of 14.5% for the third quarter of fiscal 2023.

Net earnings for the third quarter of fiscal 2024 were $3.6 billion, or $3.67 per diluted share, compared with net earnings of $3.8 billion, or $3.81 per diluted share, in the same period of fiscal 2023.

Adjusted(1) diluted earnings per share for the third quarter of fiscal 2024 were $3.78, compared with adjusted diluted earnings per share of $3.85 in the same period of fiscal 2023.

“While macroeconomic uncertainty remains, our third quarter performance exceeded our expectations,” said Ted Decker, chair, president and CEO. “As weather normalized, we saw better engagement across seasonal goods and certain outdoor projects as well as incremental sales related to hurricane demand. I would like to thank all of our associates for their dedication in serving our customers and communities.”

(1)    The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). As used above and throughout this earnings release, adjusted operating income, adjusted operating margin, and adjusted diluted earnings per share are non-GAAP financial measures. Refer to the end of this release for an explanation of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.

Fiscal 2024 Guidance

The company updated its fiscal 2024 guidance, which includes 53 weeks of operating results:

•Total sales to increase approximately 4% including SRS and the 53rd week
◦53rd week projected to add approximately $2.3 billion to total sales
◦SRS expected to contribute approximately $6.4 billion in incremental sales
•Comparable sales to decline approximately 2.5% for the 52-week period compared to fiscal 2023
•Approximately 12 new stores
•Gross margin of approximately 33.5%
•Operating margin of approximately 13.5%
•Adjusted(1) operating margin of approximately 13.8%
•Tax rate of approximately 24%
•Net interest expense of approximately $2.1 billion
•53-week diluted earnings-per-share to decline approximately 2% from $15.11 in fiscal 2023
◦53rd week expected to contribute approximately $0.30 of diluted earnings per share compared to fiscal 2023
•53-week adjusted(1) diluted earnings-per-share to decline approximately 1% from $15.25 in fiscal 2023
◦53rd week expected to contribute approximately $0.30 of adjusted diluted earnings per share compared to fiscal 2023

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at ir.homedepot.com/events-and-presentations.

At the end of the third quarter, the company operated a total of 2,345 retail stores and over 780 branches across all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs over 465,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

###

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services, including as a result of macroeconomic conditions; net sales growth; comparable sales; the effects of competition; our brand and reputation; implementation of interconnected retail, store, supply chain and technology initiatives; inventory and in-stock positions; the state of the economy; the state of the housing and home improvement markets; the state of the credit markets, including mortgages, home equity loans, and consumer credit; the impact of tariffs; issues related to the payment methods we accept; demand for credit offerings; management of relationships with our associates, potential associates, suppliers and service providers; cost and availability of labor; costs of fuel and other energy sources; events that could disrupt our business, supply chain, technology infrastructure, or demand for our products and services, such as international trade disputes, natural disasters, climate change, public health issues, cybersecurity events, labor disputes, geopolitical conflicts, military conflicts, or acts of war; our ability to maintain a safe and secure store environment; our ability to address expectations regarding environmental, social and governance matters and meet related goals; continuation or suspension of share repurchases; net earnings performance; earnings per share; future dividends; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; changes in interest rates; changes in foreign currency exchange rates; commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation, including compliance with related settlements; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of legal and regulatory changes, including changes to tax laws and regulations; store openings and closures; guidance for fiscal 2024 and beyond; financial outlook; and the impact of acquired companies, including SRS, on our organization and the ability to recognize the anticipated benefits of any acquisitions.

Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. "Risk Factors," and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 28, 2024 and also as described from time to time in reports subsequently filed with the Securities and Exchange Commission. There also may be other factors that we cannot anticipate or that are not described herein, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements.

Non-GAAP Financial Measures
These statements are also supplemented with certain non-GAAP financial measures. When used in conjunction with our GAAP financial measures, we believe these supplemental non-GAAP financial measures will help management and investors to better understand and analyze our performance. However, this supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. Refer to the end of this release for an explanation and definitions of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.

For more information, contact:

Financial Community	News Media
Isabel Janci	Sara Gorman
Vice President of Investor Relations and Treasurer	Senior Director of Corporate Communications
770-384-2666	770-384-2852
isabel_janci@homedepot.com	sara_gorman@homedepot.com

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended			Nine Months Ended
in millions, except per share data	October 27, 2024	October 29, 2023	% Change	October 27, 2024	October 29, 2023	% Change
Net sales	$40,217	$37,710	6.6%	$119,810	$117,883	1.6%
Cost of sales	26,792	24,972	7.3	79,536	78,431	1.4
Gross profit	13,425	12,738	5.4	40,274	39,452	2.1
Operating expenses:
Selling, general and administrative	7,212	6,649	8.5	21,023	19,919	5.5
Depreciation and amortization	795	683	16.4	2,220	1,987	11.7
Total operating expenses	8,007	7,332	9.2	23,243	21,906	6.1
Operating income	5,418	5,406	0.2	17,031	17,546	(2.9)
Interest and other (income) expense:
Interest income and other, net	(30)	(49)	(38.8)	(171)	(123)	39.0
Interest expense	625	487	28.3	1,683	1,430	17.7
Interest and other, net	595	438	35.8	1,512	1,307	15.7
Earnings before provision for income taxes	4,823	4,968	(2.9)	15,519	16,239	(4.4)
Provision for income taxes	1,175	1,158	1.5	3,710	3,897	(4.8)
Net earnings	$3,648	$3,810	(4.3)%	$11,809	$12,342	(4.3)%

Basic weighted average common shares	991	996	(0.5)%	990	1,002	(1.2)%
Basic earnings per share	$3.68	$3.83	(3.9)	$11.93	$12.32	(3.2)

Diluted weighted average common shares	993	999	(0.6)%	992	1,005	(1.3)%
Diluted earnings per share	$3.67	$3.81	(3.7)	$11.90	$12.28	(3.1)

	Three Months Ended			Nine Months Ended
Selected Sales Data (1)	October 27, 2024	October 29, 2023	% Change	October 27, 2024	October 29, 2023	% Change
Customer transactions (in millions)	399.0	399.8	(0.2)%	1,236.8	1,249.8	(1.0)%
Average ticket	$88.65	$89.36	(0.8)	$89.38	$90.42	(1.2)
Sales per retail square foot	$582.97	$595.71	(2.1)	$604.11	$623.17	(3.1)
 —————
(1)Selected Sales Data does not include results for HD Supply or SRS. At this time, we are still evaluating whether SRS results will be incorporated into our selected sales metrics.

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

in millions	October 27, 2024	October 29, 2023	January 28, 2024
Assets
Current assets:
Cash and cash equivalents	$1,531	$2,058	$3,760
Receivables, net	5,782	3,932	3,328
Merchandise inventories	23,897	22,805	20,976
Other current assets	1,739	1,887	1,711
Total current assets	32,949	30,682	29,775
Net property and equipment	26,573	25,735	26,154
Operating lease right-of-use assets	8,521	7,071	7,884
Goodwill	19,428	7,937	8,455
Intangible assets, net	9,112	3,497	3,606
Other assets	681	655	656
Total assets	$97,264	$75,577	$76,530

Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt	$1,344	$—	$—
Accounts payable	13,506	11,478	10,037
Accrued salaries and related expenses	2,094	2,034	2,096
Current installments of long-term debt	3,176	1,362	1,368
Current operating lease liabilities	1,262	1,026	1,050
Other current liabilities	7,710	7,672	7,464
Total current liabilities	29,092	23,572	22,015
Long-term debt, excluding current installments	50,058	40,567	42,743
Long-term operating lease liabilities	7,538	6,300	7,082
Other long-term liabilities	4,790	3,708	3,646
Total liabilities	91,478	74,147	75,486
Total stockholders’ equity	5,786	1,430	1,044
Total liabilities and stockholders’ equity	$97,264	$75,577	$76,530

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
in millions	October 27, 2024	October 29, 2023
Cash Flows from Operating Activities:
Net earnings	$11,809	$12,342
Reconciliation of net earnings to net cash provided by operating activities:
Depreciation and amortization, excluding amortization of intangible assets	2,472	2,279
Intangible asset amortization	280	136
Stock-based compensation expense	328	300
Changes in working capital	84	1,391
Changes in deferred income taxes	170	(310)
Other operating activities	(4)	301
Net cash provided by operating activities	15,139	16,439

Cash Flows from Investing Activities:
Capital expenditures	(2,384)	(2,368)
Payments for businesses acquired, net	(17,613)	(795)
Other investing activities	85	15
Net cash used in investing activities	(19,912)	(3,148)

Cash Flows from Financing Activities:
Proceeds from short-term debt, net	1,344	—
Proceeds from long-term debt, net of discounts	9,983	—
Repayments of long-term debt	(1,355)	(1,200)
Repurchases of common stock	(649)	(6,465)
Proceeds from sales of common stock	231	192
Cash dividends	(6,694)	(6,304)
Other financing activities	(223)	(146)
Net cash provided by (used in) financing activities	2,637	(13,923)
Change in cash and cash equivalents	(2,136)	(632)
Effect of exchange rate changes on cash and cash equivalents	(93)	(67)
Cash and cash equivalents at beginning of period	3,760	2,757
Cash and cash equivalents at end of period	$1,531	$2,058

NON-GAAP FINANCIAL MEASURES
Adjusted operating income, adjusted operating margin (calculated as adjusted operating income divided by total net sales), and adjusted diluted earnings per share are presented as supplemental financial measures in the evaluation of our business that are not required by or presented in accordance with GAAP. The Company excludes the impact of amortization expense from acquired intangible assets from adjusted operating income and adjusted operating margin, and the impact of amortization expense from acquired intangible assets, including the related tax effects, from adjusted diluted earnings per share. We do not adjust for the revenue that is generated in part from the use of our acquired intangible assets. Amortization expense, unlike the related revenue, is not affected by operations in any particular period unless an intangible asset becomes impaired, or the useful life of an intangible asset is revised.
When used in conjunction with our GAAP results, we believe these non-GAAP measures provide investors with meaningful supplemental measures of our performance period to period, make it easier for investors to compare our underlying business performance to peers, and align to how management analyzes trends and evaluates performance internally. The Company provides non-GAAP financial information on this basis to facilitate comparability when we report earnings results. These non-GAAP measures should not be a substitute for their comparable GAAP financial measures. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. Our calculation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies and other companies may not define these non-GAAP financial measures in the same way, which may limit their usefulness as comparative measures.
RECONCILIATION OF ADJUSTED OPERATING INCOME AND ADJUSTED OPERATING MARGIN

	Three Months Ended			Nine Months Ended			Fiscal Year Ended
USD in millions	October 27, 2024	October 29, 2023	% Change	October 27, 2024	October 29, 2023	% Change	January 28, 2024
Operating income (GAAP)	$5,418	$5,406	0.2%	$17,031	$17,546	(2.9)%	$21,689
Operating margin (1)	13.5%	14.3%		14.2%	14.9%		14.2%
Acquired intangible asset amortization (2)	138	48		280	136		186
Adjusted operating income (Non-GAAP)	$5,556	$5,454	1.9%	$17,311	$17,682	(2.1)%	$21,875
Adjusted operating margin (Non-GAAP) (3)	13.8%	14.5%		14.4%	15.0%		14.3%
 —————
(1)    Operating margin is calculated as operating income divided by total net sales.
(2)    Amounts include acquired intangible asset amortization of $86 million and $125 million during the three and nine months ended October 27, 2024, respectively, related to SRS which was acquired on June 18, 2024.
(3)    Adjusted operating margin is calculated as adjusted operating income divided by total net sales.
Our adjusted operating margin guidance for fiscal 2024 excludes an expected approximately 30 basis point impact from acquired intangible asset amortization.
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended			Nine Months Ended			Fiscal Year Ended
per share amounts	October 27, 2024	October 29, 2023	% Change	October 27, 2024	October 29, 2023	% Change	January 28, 2024
Diluted earnings per share (GAAP)	$3.67	$3.81	(3.7)%	$11.90	$12.28	(3.1)%	$15.11
Impact of acquired intangible asset amortization	0.14	0.05		0.28	0.13		0.19
Income tax impact of non-GAAP adjustment (4)	(0.03)	(0.01)		(0.06)	(0.03)		(0.05)
Adjusted diluted earnings per share (Non-GAAP)	$3.78	$3.85	(1.8)%	$12.12	$12.38	(2.1)%	$15.25
 —————
(4)    Calculated as the per share impact of acquired intangible asset amortization multiplied by the Company’s effective tax rate for the period.
Our adjusted diluted earnings per share guidance for fiscal 2024 excludes an expected after-tax impact of approximately $0.30 from acquired intangible asset amortization.